Exhibit (m)(vi) under Form N-1A
                                              Exhibit 1 under Item 601/Reg S-K


                                  EXHIBIT G
                                    to the
                                     Plan


                      REGIONS MORGAN KEEGAN SELECT FUNDS

              Regions Morgan Keegan Select Strategic Equity Fund
                                Class C Shares




            This Plan is adopted by Regions Morgan Keegan Select Funds with respect to the Class C Shares of Regions Morgan Keegan Select Strategic Equity Fund.

            In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of the Class C Shares of Regions Morgan Keegan Select Strategic Equity Fund held during the month.

            Witness the due execution hereof this 1st day of December, 2002.





                                    REGIONS MORGAN KEEGAN SELECT FUNDS





                                    By:  /s/ Heather W. Froehlich
                                    Name:  Heather W. Froehlich
                                    Title:  Vice President